Exhibit 99.28(i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Gabelli NextShares Trust as filed with the Securities and Exchange Commission on or about March 14, 2017.

/s/ Paul Hastings

PAUL HASTINGS LLP

New York, New York

March 14, 2017